                                                                   EXHIBIT 14(a)



INDEPENDENT AUDITORS' CONSENT



MERRILL LYNCH CONVERTIBLE FUND, INC.:



We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated October 15, 1997 appearing in the Annual Report to Shareholders of the Merrill Lynch Convertible Fund, Inc. for the year ended August 31, 1997, and to the references to us under the captions "Comparison of the Funds -- Financial Highlights" and "Experts" appearing in the Proxy Statement and Prospectus, which is part of such Registration Statement.



Deloitte & Touche LLP


Princeton, New Jersey


January 6, 1998